May 29, 2000



Dear Shareholder:

The Annual Meeting of Shareholders of Aphton Corporation will be held on Wednesday, June 21, 2000, at 9:00 A.M. at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352.

The Notice of Annual Meeting and the Proxy Statement are enclosed herewith. Shareholders will be asked to elect two directors in one class. The Class 2 nominees are Nicholas John Stathis and Georges Hibon whose term of office would expire at the 2003 Annual Meeting of Shareholders. Your Board of Directors recommends that you vote "for" these nominees.

Please review the Proxy Statement and at your earliest convenience sign, date and return the enclosed proxy card so that your shares will be represented at the meeting. A prepaid return envelope is enclosed for this purpose.

Yours truly,
    /s/
Philip C. Gevas
Chairman, President and Chief Executive Officer

PCG/me
encl.













                                  May 29, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 21, 2000

The Annual Meeting of Shareholders of Aphton Corporation, a Delaware corporation, will be held at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352, on Wednesday, June 21, 2000, at 9:00 A.M. for the following purposes:

(1) To elect two directors in one class to hold office until the 2003 Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified;

(2) To transact such other business as may properly come before the meeting.

On any business day from June 7, 2000 until June 20, 2000, during ordinary business hours, shareholders may examine the list of shareholders for any purpose germane to the meeting at the Office of the Company's attorneys, White & Case, First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131.

The Board of Directors has fixed the close of business on Monday, May 8, 2000, as the record date for determination of shareholders entitled to be notified and to vote at the Annual Meeting.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY.

By Order of the Board of Directors
     /s/
Philip C. Gevas
Chairman, President and
Chief Executive Officer



                                PROXY STATEMENT
              ANNUAL MEETING OF SHAREHOLDERS OF APHTO CORPORATION
                                 June 21, 2000
                                  INTRODUCTION
This Proxy Statement is being mailed on or about May 29, 2000, to shareholders of Aphton Corporation (the "Company") in connection with the solicitation of Proxies by the Company's Board of Directors for use at the Company's Annual Meeting of Shareholders to be held on June 21, 2000, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The accompanying proxy, and all expenses incident to the solicitation, are to be paid by the Company.

The persons named in the accompanying proxy have advised the Company that they intend to vote the proxies received by them in their discretion for as many director nominees as the votes represented by such proxies are entitled to elect (see "Election of Directors"). Any shareholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date.'

Only shareholders of record at the close of business on Monday, May 8, 2000, will be entitled to notice of and to vote at the meeting or any adjournments thereof. At such record date, the Company had outstanding and entitled to vote 16,183,899 shares of common stock. Each share of stock is entitled to one vote on all matters.

                              ELECTION OF DIRECTORS

The Company's Board of Directors presently consists of five directors. The persons who are elected director will hold office until the 2003 Annual Meeting of Shareholders and thereafter until their successor is duly elected, and qualified.

Set forth below is the names and principal occupations of those persons who are presently directors of the Company, and the respective number of shares of voting stock of the Company beneficially owned, directly or indirectly, by them and by all directors and officers as a group as of May 8, 2000, according to information furnished to the Company by such persons. Mr. Georges Hibon and Mr. Nicholas John Stathis are the Class 2 nominees for election.

                                                                   Shares Beneficially
   Name and Principal Occupation                  Year First           Owned as of
                                        Age         Elected           May 19, 2000         Percent of Class
Philip C. Gevas, Class 3
Chairman, President and Chief
Executive Officer, Aphton                66           1981                 1,859,050              11.5
Corporation

William A. Hasler, Class 3               58           1991                    70,000              (1)
Co-Chief Executive Officer and
Vice-Chairman, Aphton Corporation

Robert S. Basso, Class 1                 55           1988                    30,166              (1)
President, Correspondent Services
Corporation

Geoorges Hibon, Class 2                  62           2000                         0              (1)
Former Chairman and Chief Executive
Officer, Pasteur Merieux Connaught, NA

Nicholas John Stathis, Class 2           76           1994                    50,000              (1)
Attorney

All Directors and Officers
as a group (12 persons)                                                     2,124,216            13.1
____________________________
(1)  Less than 1% of total outstanding shares.

Mr. Gevas has served the Company and continues to serve in the capacities of Chairman, President and Chief Executive Officer and has been a director of the Company since its inception. William A. Hasler was elected Vice Chairman in October, 1996 and has been a director of the Company since October, 1991. Mr. Hasler was appointed Co-Chief Executive Officer of Aphton Corporation in July, 1998. Previously, he was the Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley since 1991. Prior thereto, Mr. Hasler was Vice Chairman of KPMG Peat Marwick, responsible for management consulting worldwide. Mr. Hasler also is a director of Solectron Corporation, Walker Interactive Systems, TCSI Corporation, Tenera, Inc. and is a Public Governor of the Pacific Exchange. Mr. Basso has been a director of the Company since February, 1988. He has been employed in his present capacities with Correspondent Services Corporation since January, 1990. Prior thereto, for more than ten years, Mr. Basso was employed by Merrill Lynch as President of a wholly-owned subsidiary and in other executive management capacities. Georges Hibon was elected a director in 2000. During the previous ten years Mr. Hibon served as the Chairman and Chief Executive Officer of Pasteur Merieux Connaught, NA, Chairman of Virogenetics, and as the Senior Vice President of Pasteur Merieux Connaught, NA. Nicholas John Stathis, Esq. has been a director of the Company since January, 1994. Mr. Stathis is retired from the law firm of White & Case, where he was of counsel from 1989 to 1993. Prior to that he was partner, Botein, Hays & Sklar, from 1984 to 1989.

Directors do not receive any fees for services on the Board. Board members are reimbursed for their expenses for each meeting attended.

If for any reason either Mssrs. Hibon or Stathis should not be available as a candidate for director, an event that the Board of Directors does not anticipate, the persons named in the enclosed proxy will vote for such other candidate as may be nominated by the Board and discretionary authority to do so is included in the Proxy.
                  Committee Meetings of the Board of Directors

The Company's Board of Directors held five general meetings and four committee meetings during the year ended January 31, 2000. The Board of Directors has two standing committees: an Audit Committee, consisting of Messrs. Basso (Chairman), Hasler and Stathis; and a Compensation Committee, consisting of Messrs. Basso (Chairman) and Stathis. The Audit Committee reviews the financial statements of the Company, reviews the independent accountants' scope of engagement, performance and fees and reviews the adequacy of the Company's internal financial control procedures. This Committee held four meetings during fiscal 2000. The Compensation Committee reviews and recommends remuneration arrangements for various key executives. This Committee held four meetings during fiscal 2000. Each Committee member attended all of the meetings of the Committee on which he was a member during fiscal 2000.
                        The Compensation Committee Report

The Compensation Committee of the Board approves compensation objectives, policy and compensation for the Company's executive officers, including the individuals named in the Summary Compensation table below.

The Compensation Committee is comprised of Messrs. Basso and Stathis.

The Compensation Committee seeks to provide rewards which are closely linked to Company and individual performance and ensure that compensation is at a level which enables the Company to attract and retain the high quality employees it needs. In addition, the committee considers performance factors particular to each executive officer, such as the performance where such officer had responsibility and individual managerial accomplishments.

Compensation of the Chief Executive Officer

The Compensation Committee believes that Mr. Gevas' total compensation as Chief Executive Officer reflects his performance in meeting or exceeding the goals established by the Committee.

In  determining  Mr.  Gevas'  total  compensation,  the  Compensation  Committee considered the Company's overall performance and Mr. Gevas' individual performance by the measures described above for determining executive officers' compensation. It also considered the compensation and company performance of the chief executive officers of other leading companies, as well as incentives for future performance.

The Company's performance as measured in the context of the biotechnology/biopharmaceutical industry and Mr. Gevas' contributions thereto, both management and scientific, have met or exceeded the Company objectives. This performance included the structuring and negotiation with another significant pharmaceutical company for a strategic alliance. The following stock price performance graph is provided as required by the Securities and Exchange Commission. The graph compares the Company's stock price appreciation with the stock price appreciation of both the Nasdaq Composite Index and a peer group of biotechnology/ biopharmaceutical companies which, like Aphton, had an initial public offering (IPO) during 1991, and includes the measurement point as defined and required by the SEC.

The foregoing report has been furnished by the Compensation Committee consisting of Messrs. Basso (Chairman) and Stathis.

                         Stock Price Performance Graph

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price) of Aphton's Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (the Nasdaq Composite Index) and a Peer Group composed of other biotechnology/biopharmaceutical companies which had IPOs during the same year as Aphton (and are still publicly traded). The following graph commences in 1991, with a $100 investment in the Company, the Nasdaq index and the Peer Group (whose composition reflects the average of the share values as reported on the dates shown). Five year graphic comparisons are required by the Securities and Exchange Commission (SEC). An additional comparison commencing with a $100 investment in the Company, the Nasdaq index and the Peer Group at the required measurement date of January 31, 1995 is included. These graphs are not intended to forecast or be indicative of possible future performances of the Company's Common Stock.

Aphton believes that the best date for Aphton shareholders to begin comparisons is the first date of trading in the Company's stock. Aphton also believes that the best peer group for graphic comparisons is the biotechnology/ biopharmaceutical companies which, like Aphton, had IPOs during 1991 (the initial date of investments of $100). However, Aphton is not aware of any such published "third-party" index or listing; thus, the Peer Group names and graph was prepared by the Company based on data provided to Aphton by Nasdaq. The Peer Group is composed of Cygnus Therapeutic Systems, Regeneron Pharmaceuticals, Cephalon Inc., Medimmune Inc., Isis Pharmaceuticals, ImmuLogic Pharmaceutical, ICOS Corp., Cambridge NeuroScience, Genelabs Technologies, COR Therapeutics, Curative Technologies, Alkermes, Osteotech, Vertex, Genetic Therapy, IDEC Pharmaceuticals, Sepracor Inc., CellPro Inc., Alteon Inc., ImClone Systems, Magainin Pharmaceuticals and Genta. Other biotechnology/biopharmaceutical companies which had IPOs in 1991 are not included here if they no longer exist or are no longer publicly traded. Because of this, Aphton's relative stock price performance is negatively impacted from what is commonly called in the financial industry a "survivor bias."

                               1991    1/31   1/29    1/31    1/31    1/31   1/31    1/30    1/29   1/31
      Period from IPO          IPO     1992   1993    1994    1995    1996   1997    1998    1999   2000
Aphton Corporation             100     304     220    350      139     146     318    177     223    350
All US & Foreign on NASDAQ*    100     131     147    171      161     227     296    348     535    858
Biotech Peer Group             100     160     136    118       63     133     128    139     179    222

                                                              1/31   1/31    1/31    1/30   1/29    1/31
     Five years ended January 31, 2000                        1995   1996    1997    1998   1999    2000
Aphton Corporation                                            100     105     228    128     160     238
All US & Foreign on NASDAQ*                                   100     125    163     192     302     474
Biotech Peer Group                                            100      60     57      63      81     352

                             Executive Compensation
The following table sets forth, for each of the last five fiscal years, the annual compensation paid by the Company, together with long-term and other compensation, for the Chief Executive Officer, the Co-Chief Executive Officer and the other highest compensated Executive Officers of the Company in all capacities in which they served.

                                                 Summary Compensation Table
                                      Annual Compensation                  Long-Term Compensation
                                 -------------------------------    --------------------------------------
                                                                         Awards              Payouts
                                                                  ----------------------    -----------
                                                                                            Long-Term
                                                       Other                                Incentive
     Name, Age and       Fiscal                        Annual      Restricted               Plan         All Other
  Principal Position     Period                        Compen-sation Stock       Options/   Payouts($)    Compen-
                          End    Salary($)  Bonus($)      ($)     Award(s)($)    SARs(#)                sation ($)
------------------------
Philip C. Gevas (66)       2000  200,000    200,000        -           -            -           -            -
Chairman of the Board of   1999  200,000    200,000        -           -            -           -            -
Directors, Chief Executive*1998  150,000    200,000        -           -            -           -            -
Officer and President      1997  200,000    200,000        -           -            -           -            -
                           1996  200,000    200,000        -           -            -           -            -


William A. Hasler (58),    2000  180,000       -          -           -         150,000        -            -
Vice-Chairman of the             105,000       -          -           -             -          -            -
Board of Directors and           (Note !)
Co-Chief Executive Officer

Dov Michaeli, M.D.,        2000  150,000      60,000       -           -            -           -            -
Ph.D. (62) Senior Vice     1999  150,000      60,000       -           -            -           -            -
President, Director of    *1998  112,500      60,000       -           -            -           -            -
Medical Science            1997  150,000      60,000       -           -            -           -            -
                           1996  150,000      60,000       -           -            -           -            -


Paul Broome, MB.,          2000  135,000      30,000       -           -            -           -            -
Ch.B., MFPM (48)           1999  135,000      30,000       -           -            -           -            -
Vice President and        *1998   93,750      30,000       -           -            -           -
Medical Director,          1997  135,000      30,000       -           -            -           -
Clinical Trials and        1996  132,300      25,000       -           -            -           -
Regulatory Affairs

Richard Ascione,           2000  130,000      30,000       -           -            -           -            -
Ph.D.(62) Vice             1999  125,000      25,000       -           -            -
President, Director of    *1998   87,500      25,000       -           -            -           -            -
Laboratory of              1997  125,000      25,000       -           -            -           -            -
Molecular Medicine         1996  125,000      25,000       -           -            -           -            -
________________________________________
Note 1.  For the seven months ended January 31, 1999
*Nine month fiscal period ended January 31, 1998



                       Option Grants in Last Fiscal Year
Warrants to purchase 150,000 shares of common stock were granted during the year ended January 31, 2000 to William Hasler. The following table shows the options to purchase the Company's Common Stock granted to Mr. Hasler and the potential value of such grants if the stock price were to appreciate at the rates of 5%, or 10%, compounded annually over the exercise term of the options. Also shown is the potential gain of all outstanding shares of Common Stock held by the Company's shareholders as of January 31, 2000, using the last sale price of $24.50 per share and the same appreciation rates compounded over the same period. The 5% and 10% rates of appreciation are required to be disclosed by the rules of the Securities and Exchange Commission ("SEC") and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the rules of the SEC because in the Company's view, potential future unknown or volatile factors result in there being no such formula that can determine with reasonable accuracy the present value of such option grants.

                                Percent of Total
                    Options/      Options/SARs      Exercise
                      SARs         Granted to        or Base
                     Granted        Employees         Price    Expiration
       Name            (#)       in Fiscal Year      ($/Sh)       Date         5%            10%
                    ---------- -------------------- ---------- ----------- ------------ ---------------

William A. Hasler   150,000            100            14.75    12/31/2015
                                                                             4,577,242       9,154,493
All Stockholders    N/A                N/A            24.50       N/A      790,340,000   1,580,700,000


                   Option Exercises and Fiscal Year-End Values
The following table sets forth information concerning the unexercised options held as of the end of the fiscal year. None of these officers exercised options during the fiscal year.
                  Option/SAR Exercises and Year-End Value Table
              Aggregated Option/SAR Exercises in Last Fiscal Year,
                           and FY-End Option/SAR Value

                                                               Number of Unexercised        Value of Unexercised
                                                                     Options/               In-the-Money Options/
                                   Shares                        SARs at FY-End(#)          SARs at FY-End($)(1)
                                                            ----------------------------
                                 Acquired on      Value
------------------------------   Exercise(#)   Realized($)  Exercisable  Unexercisable   Exercisable  Unexercisable
             Name
Philip C. Gevas                       -             -         600,000          -         $5,520,000         -
William A. Hasler                     -             -         186,000                    $1,813,500
Dov Michaeli, M.D, Ph.D.              -             -         370,000          -         $5,065,000
Richard Ascione, Ph.D.                -             -            -           50,000           -          $585,000
Paul Broome, MB., Ch.B., MFPM         -             -            -           50,000           -          $585,000

(1) Market value of shares covered by in-the-money options on January 31, 2000, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The market value is the closing price at January 31, 2000, as quoted by Nasdaq.

                Long-Term Incentive Plans - Awards in Fiscal Year
No long-term incentive plan awards were granted during the year ended January 31, 2000.
                             Principal Shareholders
To the Company's knowledge, except as hereinafter described, no single shareholder of record owned or beneficially owned, as of May 8, 2000, more than 5% of the Company's common stock. As of May 8, 2000, Cede & Co., a nominee of securities depositories for various segments of the financial industry, held approximately 11,012,000 shares, representing approximately 69% of the Company's outstanding common stock, none of which was owned beneficially by Cede & Co. The Company believes that each of the entities or individuals named below beneficially owns 5% or more of the Company's common stock, based on a review of filings made with the SEC.

          Name and Address of
            Beneficial Owner               Number of Shares   % of Common Stock

Smith Barney  Mutual  Funds  Management,      1,856,900             11.5
Inc
388 Greenwich Street
Legal Dept, 20th Floor
New York, New York 10013

Philip C. Gevas                               1,859,050             11.5
P.O. Box 1049
Woodland, CA 95776

Richard L. Littenberg, M.D.                     846,250              5.2
P.O. Box 1049
Woodland, CA 95776

Robert J. Scibienski, Ph.D.                   1,413,800              8.7
P.O. Box 1049
Woodland, CA 95776

All Executive Officers and                    2,124,216             13.1
Directors as a group (10 persons)


                              Shareholder Proposals

If a shareholder intends to have a proposal presented at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to the end of fiscal year 2001.

                                  Miscellaneous

Ernst & Young LLP has been voted the Company's independent accountants for the fiscal year 2001.

It is anticipated that a representative from PricewaterhouseCoopers LLP, the Company's independent accountants for many fiscal years, will be available to answer questions raised at the Annual Meeting of Shareholders and will be afforded the opportunity to make any statements the representative may desire to make.

The Board of Directors knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors
     /s/
Philip C. Gevas
Chairman and Secretary